Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the inclusion in this Form 8-K/A of our report dated March 9, 2010, with respect to the consolidated financial statements of Bliss World LLC and subsidiaries for the year ended December 31, 2008.

Eisner LLP

New York, New York

March 9, 2010